                                                                 EXHIBIT 10.35



                       RESTRICTED STOCK PURCHASE AGREEMENT

        THIS RESTRICTED STOCK PURCHASE AGREEMENT dated as of _________, 1999 (the "Agreement"), between BNA Associates, Inc., a Delaware corporation (the "Company"), and ________________ (the "Purchaser").

                                    RECITALS

        WHEREAS, the Company wishes to issue and sell to the Purchaser ________ shares (the "Purchased Shares") of the authorized but unissued Common Stock, $.001 par value, of the Company (the "Common Stock") at a purchase price of $.01 per share; and

        WHEREAS, the Purchaser wishes to purchase the Purchased Shares on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                               PURCHASE OF SHARES

        1.1 Purchase. The Purchaser hereby purchases from the Company, and the Company hereby sells and issues to the Purchaser, such number of shares of the Company's Common Stock set forth beside the Purchaser's name on Schedule I at a purchase price of $.01 per share (the "Purchase Price").

        1.2 Payment. Concurrently with the execution and delivery of this Agreement to the Company, the Purchaser shall deliver to the Company the aggregate Purchase Price by cash or by check made payable to the Company's order.

        1.3 Delivery of Certificates. The certificates representing the Purchased Shares hereunder shall be held in escrow by the Secretary of the Company as provided in Article VII hereof.

        1.4 Stockholder Right. Until such time as the Company actually exercises its repurchase rights under this Agreement, if ever, the Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting rights) with respect to the Purchased Shares, including Purchased Shares held in escrow under Article VII, subject, however, to the transfer restrictions of Article IV.

                                   ARTICLE II

                            SECURITIES LAW COMPLIANCE

        2.1 Investment Intent. The Purchaser hereby warrants and represents that he is acquiring the Purchased Shares for the Purchaser's own account for the purpose of investment and not with a view to their resale or distribution.

        2.2 Sophisticated Investor. The Purchaser represents and warrants to the Company that he has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of his investment in the Company and is able financially to bear the risks thereof.

        2.3 Exemption from Registration. The Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being issued to the Purchaser in reliance upon the exemption from the registration requirements thereof.

        2.4 Restricted Securities. The Purchaser hereby confirms that he has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, the Purchaser hereby acknowledges that he is prepared to hold the Purchased Shares for an indefinite period and that he is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.

        2.5 Disposition Of Shares. The Purchaser hereby agrees he shall make no disposition of the Purchased Shares (other than a permitted transfer under Section 4.1) unless and until he:

            a. shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

            b. shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares (as well as any other applicable agreement, including, without limitation, that certain Stockholders Agreement dated as of July 1, 1999 (the "Stockholders Agreement") among the Company, the Purchaser and certain other holders of the Company's capital stock).

            The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article II, nor (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

        2.6 Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with the following restrictive legends:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT, DATED AS OF _______, 1999, BETWEEN THE COMPANY AND THE HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY."

                                   ARTICLE III

                              SPECIAL TAX ELECTION

        3.1 Section 83(b) Election. The Purchaser understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Purchased Shares pursuant to the Unvested Share Repurchase Right provided under Article V of this Agreement. The Purchaser understands, however, that he may elect to be taxed at the time the Purchased Shares are acquired hereunder, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. If this election is made, the Purchaser will be taxed on the amount, if any, by which the fair market value of the Purchased Shares as of the date of this Agreement (determined without taking into account any forfeiture restrictions) exceeds the Purchase Price paid. Even if the fair market value of the Purchased Shares at the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit A hereto. In the event that the Purchaser makes this election, and the Company subsequently exercises its right to repurchase the Unvested Shares (as defined in Section 5.1) of the Purchaser pursuant to this Agreement, the Purchaser will not be entitled to deduct the income, if any, previously recognized as income with respect to those shares as a result of the election. The Purchaser understands that failure to make this filing within the thirty
(30) day period will result in the recognition of ordinary income by the Purchaser as the forfeiture restrictions lapse. THE PURCHASER ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF HE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON SUCH PURCHASER'S BEHALF.

        This summary is necessarily incomplete, and the tax laws and regulations are subject to change. The Purchaser should consult a tax advisor before making an election under Section 83(b).

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

        4.1 Restriction on Transfer. The Purchaser shall not transfer, assign, encumber, or otherwise dispose of any Unvested Shares (as hereinafter defined) at any time. Any transfer, assignment, encumbrance or other disposition of Vested Shares (as hereinafter defined) shall be subject to the provisions of the Stockholders Agreement. Subject to Section 4.2 hereof, such restrictions on transfer, however, shall not be applicable to (x) a transfer by gift of the Purchased Shares made to the Purchaser's spouse or children, including adopted children, or to a trust for the exclusive benefit of the Purchaser or the Purchaser's spouse or children, or (y) a transfer of title to the Purchased Shares effected pursuant to the Purchaser's will or the laws of intestate succession.

        4.2 Transferee Obligations. Each person (other than the Company) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in Section 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement to the same extent that such shares would be so subject if retained by the Purchaser.

        4.3 "Market Stand-Off" Agreement. The Purchaser hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date, if any, of the first sale to the public pursuant to a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

            (a) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities convertible into common stock) to be sold on its behalf to the public in an underwritten offering;

            (b) all executive officers and directors of the Company enter into similar agreements; and

            (c) such market stand-off time period shall not exceed 180 days.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        Notwithstanding the foregoing, the obligations described in this Section
4.3 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction or Form S-4 or similar forms which may be promulgated in the future.

                                    ARTICLE V

                       RIGHT TO REPURCHASE UNVESTED SHARES

        5.1 Grant. The Company (or its assignees) is hereby granted the right (the "Unvested Share Repurchase Right"), exercisable at any time during the sixty (60)-day period following the termination of the Purchaser's employment with, and/or service as a director of, Columbia/HCA Healthcare Corporation ("Columbia"), for any reason, to repurchase all or any portion of the Purchaser's Purchased Shares in which the Purchaser has not acquired a vested interest in accordance with the vesting provisions set forth in Schedule II (such shares to be hereinafter called the "Unvested Shares").

        5.2 Exercise of the Unvested Share Repurchase Right. The Unvested Share Repurchase Right shall be exercisable by written notice delivered to the Purchaser prior to the expiration of the applicable sixty (60)-day period specified in Section 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. The Company shall, concurrently with the receipt of the stock certificates from escrow in accordance with Section 7.3, pay to the Purchaser in cash the amounts set forth below. If the Purchaser's employment with, and/or service as a director of, Columbia terminates for any reason other than death or "disability" (as defined below), the price per share payable by the Company for the Purchaser's Unvested Shares shall be equal to the Purchase Price. If the Purchaser's employment with, and/or service as a director of, Columbia terminates by reason of death or disability, the price per share payable by the Company for the Purchaser's Unvested Shares shall be "Market Value" (as defined below). For purposes of this Agreement, Purchaser's employment shall be deemed to have been terminated by reason of "disability" if Purchaser has become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended. For purposes of this Agreement, on any valuation date (the "Valuation Date") (which shall be the date of termination of Purchaser's employment and/or service as a director for purposes of this Agreement), the "Market Value" of each Purchased Share means the average of the closing prices of the Common Stock on all securities exchanges on which the

Common Stock may at the time be listed or, if there have been no sales on any such exchange on the such Valuation Date, the average of the highest bid and lowest asked prices on all such exchanges at the end of the Valuation Date, or, if the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, on the Valuation Date or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on the Valuation Date in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the Valuation Date and the 20 consecutive business days prior to such day. If on the Valuation Date the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Market Value of each share of such Purchased Shares shall be the fair market value of a share of the Common Stock as of the Valuation Date, as reasonably determined by the Board.

        5.3 Termination Of the Unvested Share Repurchase Right/Vesting. The Unvested Share Repurchase Right shall terminate with respect to the Unvested Shares for which it is not timely exercised under Section 5.2. In addition, the Unvested Share Repurchase Right shall terminate and cease to be exercisable, and such Purchased Shares shall cease to be Unvested Shares and the Purchaser shall thereupon acquire a vested interest therein (such shares to be hereinafter called the "Vested Shares") as set forth on Schedule II.

        5.4 Fractional Shares. No fractional shares shall be repurchased by the Company.

        5.5 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Unvested Share Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares hereunder and to the price per share to be paid upon the exercise of the Unvested Share Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate purchase price shall remain the same.

                                   ARTICLE VI

                        RIGHT TO REPURCHASE VESTED SHARES

        6.1 Grant. The Company (or its assignees) is hereby granted the right (the "Vested Share Repurchase Right" and, together with the Unvested Share Repurchase Right, the "Repurchase Rights"), exercisable at any time during the sixty (60)-day period following the termination of the Purchaser's employment with, and/or service as a director of, Columbia for any reason, to repurchase all or any portion of the Purchaser's Vested Shares. If the Purchaser's employment with, and/or service as a director of, Columbia is terminated by Columbia for "Cause" (as defined), the price per share payable by the Company for the Purchaser's Vested Shares shall be equal to the Purchase Price. If the Purchaser's employment with, and/or service as a director of, Columbia is terminated for any other reason (including, without limitation, death, disability, expiration of term, Columbia's termination of the Purchaser without Cause or voluntarily by the Purchaser), the price per share payable by the Company for Purchaser's Vested Shares shall be Market Value. For purposes of this Agreement, "Cause" shall mean the Purchaser's fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the Purchaser's duties, or failure or refusal to perform the Purchaser's duties (other than as a result of disability) at any time while in the employ or serving as a director of Columbia.

        6.2 Exercise of the Repurchase Right. The Vested Share Repurchase Right shall be exercisable by written notice delivered to the Purchaser prior to the expiration of the applicable sixty (60)-day period specified in Section 6.1. The notice shall indicate the number of Vested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than forty-five (45) days after the date of notice. The Company shall concurrently with the receipt of the stock certificates from the Purchaser, pay to the Purchaser in cash the amount set forth in Section 6.1.

        6.3 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Vested Share Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares hereunder and to the price per share to be paid upon the exercise of the Vested Share Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate purchase price shall remain the same.

                                   ARTICLE VII

                           ESCROW FOR UNVESTED SHARES

        7.1 Deposit. Upon issuance, the certificates for the Unvested Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article VII. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 7.3.

        7.2 Recapitalization. Any cash dividends on the Purchased Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow.

However, in the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, any new, substituted, or additional securities or other property which is by reason of such event distributed with respect to the Purchased Shares shall be immediately delivered to the Company any to be held in escrow under this Article VII, but only to the extent the Purchased Shares are at the time subject to the escrow requirements of Section 7.1.

        7.3 Release/Surrender. The Purchased Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

            (i) Should the Company (or its assignees) elect to exercise the Unvested Share Repurchase Right under Article V with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Purchaser, in cash, of an amount equal to the applicable payment for such Unvested Shares pursuant to Section 5.2, and the Purchaser shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

            (ii) As the interest of the Purchaser in Purchased Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Schedule II, the certificates for such Vested Shares (as well as all other vested assets and securities) shall be released promptly from escrow and delivered to the Purchaser.

            (iii) All Purchased Shares (or other assets or securities) released from escrow in accordance with the provisions of subsection (ii) above shall nevertheless remain subject to (i) the restriction on transfer referenced in the second sentence of Section 4.1, and (ii) the market stand-off provisions of
Section 4.3.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1 No Employment or Service Contract. Nothing in this Agreement shall confer upon the Purchaser any right to employment with, and/or service as a director of, Columbia (or any parent or subsidiary corporation of Columbia).

        8.2 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given (with a confirming copy being delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or via overnight courier providing a receipt and properly addressed as set forth on Schedule I hereto. Any party may change




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its address for purposes of this Section by giving notice of the new address to each of the other parties in the manner set forth above.

        8.3 No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Unvested Share Repurchase Right granted under Article V shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Purchaser. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

        8.4 Cancellation of Shares. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

        9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee for all purposes and in all respects, without giving effect to the conflict of law provisions thereof.

        9.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and enforceable against the parties actually executing such counterparts, but all of which together shall constitute one and the same instrument.

        9.3 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

        9.4 Integration; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersede any previous agreement or understanding between or among the parties with respect to such subjects. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein neither this Agreement nor any term




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hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        9.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        9.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        9.7 Termination. The provisions of Article VI, Sections 4.1 and 4.2 shall terminate 180 days following a firm commitment underwritten initial public offering of the Company's Common Stock.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                         BNA ASSOCIATES, INC.



                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         PURCHASER:


                                         ---------------------------------------





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



                                   SCHEDULE I

                                PURCHASED SHARES

                               SUBJECT TO VESTING


PURCHASER NAME AND ADDRESS                           NUMBER OF PURCHASED SHARES
--------------------------                           --------------------------







                                             Unvested Subtotal:
                                                                -----------
                                                 Total:
                                                                ===========

                                   SCHEDULE II

                                     VESTING

      The Company's Unvested Share Repurchase Right under Article V shall terminate and cease to be exercisable with respect to the aggregate of ________ Unvested Shares acquired pursuant to this Agreement, and all or a portion of such Unvested Shares shall become "Vested Shares," in accordance with the provisions of this Schedule II. As to the Purchaser:

      (a) Time Vesting. Subject in all respects to earlier vesting in accordance with Section (b) and Section (c) of this Schedule II, the Unvested Share Repurchase Right shall automatically terminate and lapse in its entirety with respect to the Purchased Shares in four equal annual installments consisting of 25% of the original number of Unvested Shares each and beginning on the first anniversary of the date of grant. On each such anniversary each 25% portion of Unvested Shares shall become "Vested Shares."

      (b) Accelerated Vesting Upon a Corporate Transaction. In addition to the vesting contemplated by Section (a) of this Schedule II, the Company's Unvested Share Repurchase Right shall terminate as to all of the Unvested Shares upon a Corporate Transaction. For purposes of this Agreement, "Corporate Transaction" shall mean any of the following transactions:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets, or

            (iii) the sale, transfer or disposition by a stockholder or stockholders of the Company of capital stock of the Company to a purchaser who immediately prior to such sale, transfer or disposition is neither an affiliate of the Company nor of the person or persons making the sale, transfer or disposition and who after and as a result of such sale, transfer or disposition owns in excess of 50% of the total voting power entitled to vote in the election of directors of the Company.

      Notwithstanding the foregoing, for purposes of the accelerated vesting contemplated by this Section (b) of this Schedule II, a "Corporate Transaction" shall not include any merger or consolidation, sale, transfer or other disposition of all or substantially all of the Company's assets or sale, transfer or disposition of capital stock of the Company with or to Columbia/HCA Healthcare Corporation or any affiliate thereof.

                              ROUNDING CONVENTIONS

        For purposes of calculating any Share amounts pursuant to the foregoing formulae, the applicable number of Shares shall be rounded to the nearest whole number.

                                    EXHIBIT A

                           SECTION 83(B) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer who performed the services is:

        Name:

        Address:

        Taxpayer Ident. No.:

        Taxable Year: Calendar Year 1999

(2) The property with respect to which the election is being made is _______ shares of the common stock, par value $0.001 per share, of BNA Associates, Inc. (the "Unvested Shares")

(3)     The Unvested Shares were issued on _____________.

(4) The Unvested Shares are subject to a repurchase right pursuant to which the issuer has the right to acquire such Unvested Shares at the original purchase price if for any reason taxpayer's services with the issuer are terminated. The issuer's repurchase right lapses in a series of installments.

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $0.0l per share.

(6)     The amount paid for such Unvested Shares is $0.0l per share.

(7) A copy of this statement was furnished to Columbia/HCA Healthcare Corporation for whom taxpayer rendered the services underlying the transfer of the Unvested Shares.

(8)     This statement is executed as of ___________, 1999.




-------------------------------              ----------------------------------
Spouse (if any)                              Taxpayer

                                   SCHEDULE A

RESTRICTED STOCK PURCHASE AGREEMENTS DATED JULY 16, 1999

                                         Number of Shares of
 Name of Director                        Common Stock of BNA
 and/or Executive Officer                  Associates, Inc.
 ------------------------                  ----------------
David G. Anderson                               12,500
Magdalena H. Averhoff, M.D.                      6,250
Jack O. Bovender, Jr.                           72,750
Richard M. Bracken                              12,500
Victor L. Campbell                              12,500
J. Michael Cook                                  6,250
W. Leon Drennan                                  6,250
Rosalyn S. Elton                                12,500
Martin Feldstein                                 6,250
James A. Fitzgerald, Jr.                        12,500
Thomas F. Frist, Jr.                            96,000
V. Carl George                                  12,500
Frederick W. Gluck                               6,250
Jay Grinney                                     12,500
Samuel N. Hazen                                 12,500
Frank M. Houser, M.D.                           12,500
R. Milton Johnson                               12,500
Patricia T. Lindler                             12,500
T. Michael Long                                  6,250
John H. McArthur                                 6,250
R. Clayton McWhorter                             6,250
A. Bruce Moore, Jr.                             12,500
Thomas S. Murphy                                 6,250
Kent C. Nelson                                   6,250
Philip R. Patton                                12,500

                                         Number of Shares of
 Name of Director                        Common Stock of BNA
 and/or Executive Officer                  Associates, Inc.
 ------------------------                  ----------------
Carl E. Reichardt                                6,250
Gregory S. Roth                                 12,500
Frank S. Royal, M.D.                             6,250
William B. Rutherford                           12,500
Joseph N. Steakley                              12,500
Beverly B. Wallace                              12,500
Robert A. Waterman                              12,500
Noel Brown Williams                            250,000
Alan R. Yuspeh                                  12,500


RESTRICTED STOCK PURCHASE AGREEMENTS DATED OCTOBER 29, 1999

                                         Number of Shares of
 Name of Director                        Common Stock of BNA
 and/or Executive Officer                  Associates, Inc.
 ------------------------                  ----------------
Jack O. Bovender, Jr.                            7,250
Elaine L. Chao                                   6,250
James A. Fitzgerald, Jr.                        62,500